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                                                                    EXHIBIT 4-9E

                            FIFTH AMENDMENT AGREEMENT

     FIFTH AMENDMENT AGREEMENT dated as of September 14, 1998 between NEW JERSEY RESOURCES CORPORATION (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank").

                             W I T N E S S E T H:

     WHEREAS, Company and Bank are parties to that certain Credit Agreement dated as of August 1, 1991, as amended by a First Amendment Agreement dated as of September 1, 1993, a Second Amendment Agreement dated as of January 9, 1995, a Third Amendment Agreement dated as of July 1, 1996 and a Fourth Amendment Agreement dated as of August 30, 1997 (as so amended, the "Agreement"); and

     WHEREAS, Company and Bank wish to further amend the Agreement in certain respects:

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. Except as otherwise specified herein, capitalized terms used herein and defined in the Agreement shall have the respective meanings ascribed thereto in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended hereby.

     2. Amendment. The definition in Section 1.1 of "Termination Date" is hereby amended by deleting the date "October 1, 1998" and inserting the date "October 1, 1999" in its place.

     3. Representations. Company hereby represents and warrants to Bank that:

     (A) the representations and warranties set forth in Section 5 of the Agreement are true and correct in all respects as if made on the date hereof and as if each reference therein to the Agreement were a reference to the Agreement as amended by this Fourth Amendment Agreement;

     (B) no Event of Default specified in Section 7 of the Agreement has occurred and is continuing; and

     (C) the making and performance by the Company of this Fourth Amendment Agreement have been duly authorized by all necessary corporate action.

      4.    Miscellaneous.

     (A) Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.
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     (B)  The provisions of Section 2 of this Fourth Amendment Agreement are hereby incorporated into and made a part of the Agreement as if fully set forth therein.

     (C) This Fifth Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Fifth Amendment Agreement by signing any such counterpart.

     (D) This Fifth Amendment Agreement shall be governed by and construed in accordance with the law of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NEW JERSEY RESOURCES CORPORATION          MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK

By ________________________               By ________________________
     Title:                                    Title:
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                            CERTIFICATE OF INCUMBENCY

                        NEW JERSEY RESOURCES CORPORATION


      I, Oleta J. Harden, Secretary, do hereby certify that the persons listed below have been duly elected to the offices set forth opposite his or her name and have held such offices at all times since January 1, 1997 through and including the date hereof, and the signature appearing opposite his or her name is his or her genuine signature:

      Name                    Title                                    Signature

Laurence M. Downes            Chairman, President and Chief
                              Executive Officer

Glenn C. Lockwood             Senior Vice-President and
                              Chief Financial Officer

Oleta J. Harden               Senior Vice-President and
                              Secretary


Dated:      September 8, 1997